UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2020

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5959 Horton Street, Suite 500, Emeryville, CA	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 550-8300

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZGNX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On February 6, 2020, Zogenix, Inc. (the “Company”) reported positive top-line results from its global Phase 3 clinical trial (Study 1601) of its investigational therapy, FINTEPLA (ZX008, fenfluramine oral solution) in Lennox-Gastaut syndrome (“LGS”), a severe and treatment-resistant childhood-onset epilepsy. The trial met its primary objective of demonstrating that FINTEPLA at a dose of 0.7 mg/kg/day was superior to placebo in reducing the frequency of drop seizures, based on the change between baseline and the titration and maintenance treatment period (p=0.0012). The same dose of FINTEPLA (0.7 mg/kg/day) also demonstrated statistically significant improvements versus placebo in key secondary efficacy measures, including the proportion of patients with a clinically meaningful reduction (≥50%) in drop seizure frequency. A decrease in the frequency of drop seizures between baseline and the treatment period was observed for a lower dose of FINTEPLA (0.2 mg/kg/day) compared to placebo, but this change did not reach statistical significance (p=0.0915). FINTEPLA was generally well-tolerated, with the adverse events consistent with those observed in the Company’s two prior Phase 3 studies in Dravet syndrome.

Study Design

The Phase 3 multicenter, global LGS trial has two parts: Part 1 was a double-blind, placebo-controlled study to assess the safety, tolerability and efficacy of FINTEPLA when added to a patient’s current anti-epileptic regimen. The study included a total of 263 patients between the ages of 2 and 35 years whose seizures were currently uncontrolled while on one or more anti-epileptic drugs (“AEDs”), randomized into three treatment groups: FINTEPLA 0.7 mg/kg/day (26 mg maximum daily dose; n=87), FINTEPLA 0.2 mg/kg/day (n=89), and placebo (n=87). The median age of patients was 13 years, with 29% being 18 years or older. Patients entering the study were taking between one and four AEDs and previously had tried and discontinued an average of seven other AEDs. The median baseline drop seizure frequency across the study groups was 77 seizures per month. After establishing baseline seizure frequency for 4 weeks, randomized patients were titrated to their dose over a 2-week titration period, followed by a 12-week fixed dose maintenance period. Patients who completed Part 1 were eligible to enter Part 2 of the clinical trial, an ongoing 12-month open-label extension study to evaluate the long-term safety, tolerability and effectiveness of FINTEPLA.

Results

Study 1601 met its primary endpoint of showing a highly statistically significant reduction from baseline compared to placebo in the median percent change in monthly drop seizure frequency. Patients taking FINTEPLA 0.7 mg/kg/day achieved a median reduction of 26.5% compared to a median reduction of 7.8% in patients taking placebo (p=0.0012). Using a parametric analysis, patients taking FINTEPLA 0.7 mg/kg/day demonstrated a 26.5% greater reduction in mean monthly drop seizure frequency compared to placebo (p=0.0034). The median percent reduction in monthly drop seizures between baseline and the treatment period for the lower study dose of FINTEPLA (0.2 mg/kg/day), a secondary endpoint, was 13.2% and did not reach statistical significance compared to placebo (p=0.0915).

Additional secondary endpoints of the study were to compare the proportion of study patients treated with FINTEPLA 0.7 mg/kg/day who achieved a ≥50% reduction in monthly drop seizures versus placebo and to compare Clinical Global Impression of Improvement ratings (CGI-I, a measure of improvement or worsening relative to baseline) as assessed by the investigator. Results are shown in the following table:

	FINTEPLA 0.7 mg/kg/day (N=87)	Placebo (N=87)
Patients with ≥50% reduction in monthly drop seizures (T+M Period)	25.3% (p=0.0165)¹	10.3%
CGI-I (Proportion of Patients Improved)	48.8% (p=0.0567)¹	33.8%
CGI-I (Proportion of Patients Much Improved or Very Much Improved)	26.3% (p=0.0007)¹	6.3%

                            ¹p-values versus Placebo

FINTEPLA was generally well-tolerated in this study, with the adverse events consistent with those observed in the Company’s two prior Phase 3 studies in Dravet syndrome. The incidence of patients who experienced at least one adverse event was 89.7% of patients in the FINTEPLA 0.7 mg/kg/day group, 76.4% in the FINTEPLA 0.2 mg/kg/day group and 79.3% in the placebo group. The most common adverse events (≥10%) in the FINTEPLA-treated groups were decreased appetite, somnolence, fatigue, vomiting, diarrhea, and pyrexia. The incidence of serious adverse events was 11.5% (n=10) in the 0.7 mg/kg/day group, 4.5% (n=4) in the 0.2 mg/kg/day group, and 4.6% (n=4) in the placebo group. Six patients in the 0.7 mg/kg/day group had an adverse event leading to study discontinuation compared to four subjects in the 0.2 mg/kg/day group and one patient in the placebo group; the majority of these were considered treatment-related. There was one death during the trial (0.7 mg/kg/day group) caused by SUDEP (sudden unexpected death in epilepsy), which was assessed by the investigator to be unrelated to the study drug.

No cases of valvular heart disease or pulmonary hypertension have been observed in Study 1601, including both Part 1 and Part 2. A total of 247 (93.9%) patients entered the open-label extension phase.

FINTEPLA for the treatment of LGS has previously been designated as an orphan drug by both the U.S. Food and Drug Administration (“FDA”) and the European Commission.

The Company’s New Drug Application (“NDA”) for FINTEPLA for the treatment of seizures associated with Dravet syndrome is under Priority Review by the FDA, with a PDUFA (Prescription Drug User Fee Act) target action date of March 25, 2020. In addition, a Marketing Authorization Application (“MAA”) for FINTEPLA in Dravet syndrome is under review by the European Medicines Agency. The NDA and MAA are based on data from two pivotal Phase 3 trials (Studies 1 and 1504) of FINTEPLA in Dravet syndrome and an interim analysis from an ongoing open-label extension study, which included 232 patients treated for up to 21 months.

The Company previously expressed doses of FINTEPLA in Study 1601 as doses of the HCl salt, with the upper dose level as 0.8 mg/kg/day, up to a maximum daily dose of 30 mg. Due to current regulatory guidelines, the Company has chosen to express study doses as the fenfluramine base-equivalent, with the upper dose level being 0.7 mg/kg/day, up to a maximum daily dose of 26 mg.

Forward-Looking Statements

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed,” and similar expressions are intended to identify forward-looking statements. These statements include the timing and results of any decision regarding the NDA or MAA for FINTEPLA for the treatment of seizures associated with Dravet syndrome. These statements are based on the Company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risks and uncertainties inherent in the Company’s business, including, without limitation: top-line data the Company reports is based on preliminary analysis of key efficacy and safety data, and such data may change following a more comprehensive review of the data related to the clinical trial and such top-line data may not accurately reflect the complete results of a clinical trial, and the FDA may not agree with the Company’s interpretation of such results; later developments with the FDA that may be inconsistent with feedback received at prior meetings with the FDA; the potential for the FDA to delay the PDUFA target action date related to the Dravet syndrome NDA due to the FDA’s internal resource constraints or other reasons; additional data from the Company’s ongoing studies may contradict or undermine the data submitted in the Dravet syndrome NDA for FINTEPLA or reported for LGS; unexpected adverse side effects or inadequate therapeutic efficacy of FINTEPLA that could limit approval and/or commercialization, or that could result in recalls or product liability claims; and other risks described in the Company’s public periodic filings with the U.S. Securities & Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: February 7, 2020	By:	/s/ Michael P. Smith
	Name:	Michael P. Smith
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary